UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2011

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:  (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement.

At a meeting of the Compensation Committee of the Board of Directors, and the Board of Directors, of Adamis Pharmaceuticals Corporation (the “Company”) held on September 12, 2011, the committee approved the award of stock options under the Company’s 2009 Equity Incentive Plan (the “Plan”) to officers of the Company, covering the following numbers of shares; Dennis J. Carlo, Ph.D., 600,000; Karen K. Daniels, 300,000; Robert O. Hopkins, 125,000; David J. Marguglio, 125,000; Thomas Moll, Ph.D., 300,000.  The exercise price for each such option is $0.19 per share, which was the fair market value of the common stock on the date of grant.  Each option vests and becomes exercisable as to one-third of the shares subject to the option as of the grant date, and vests and becomes exercisable as to the remaining two-thirds of the option shares monthly over a period of two years from the grant date.  Each option is otherwise subject to the provisions of the Plan.

In addition, pursuant to the provisions of the Plan, effective September 13, 2011, each non-employee director of the Company, Kenneth M. Cohen, Craig A. Johnson, and Tina S. Nova, Ph.D., received a stock option under the Plan to purchase 35,000 shares of common stock.  The exercise price for each such option is $0.18 per share, which was the fair market value of the common stock on the date of grant.  Each option vests and becomes exercisable over a period of three years from the grant date, at a rate of 1/36 of the option shares each month.  Each option is otherwise subject to the provisions of the Plan.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Information set forth under Item 1.01 above with respect to the awards of options under the Plan is incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held September 12, 2011, at the Company’s headquarters at 11455 El Camino Real, Suite 310, San Diego, California  92130 at 8:30 a.m. local time.  The following proposals were submitted to and approved by the stockholders at the meeting:

1.	Election of the five nominees to the board of directors:

	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
Dennis J. Carlo, Ph.D.	46,383,502	520,529	37,333	32,422,435
Kenneth M. Cohen	46,383,502	520,529	37,333	32,422,435
Craig A. Johnson	46,383,502	520,529	37,333	32,422,435
David J. Marguglio	46,383,502	520,529	37,333	32,422,435
Tina S. Nova, Ph.D.	46,383,502	520,529	37,333	32,422,435

2.           Ratification of the selection of Mayer Hoffman McCann PC as independent registered public accounting firm for the year ending March 31, 2012:

Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
42,844,938	315,617	273,262	35,929,982

Item 9.01              Financial Statements and Exhibits.

(c)	Exhibits.

EXHIBIT	DOCUMENT
10.1	Form of Stock Option Agreement for option awards

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: September 16, 2011	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer